Exhibit 4.5

METHOD TO EXERCISE RIGHTS

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS SUBSCRIPTION RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO THE ESCROW AGENT, TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE EXERCISE PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT YOU ARE REQUESTING TO PURCHASE TO THE DEALER MANAGER, BEFORE 5:00 P.M., EASTERN TIME, ON APRIL 16, 2010.

DELIVERY INSTRUCTIONS FOR RIGHTS CERTIFICATE

Please complete all applicable information and return to the Escrow Agent:

Pacific Coast Bankers’ Bank

340 Pine Street, Suite 401, San Francisco, California 94104

Attention: Bank of Florida Corporation Escrow Account

Checks, bank drafts and money orders must be made payable to:

“Pacific Coast Bankers’ Bank as escrow agent for Bank of Florida Corporation”

DELIVERY OF THIS SUBSCRIPTION RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes)
IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐ I apply for ALL of my entitlement of shares x $ = $
Pursuant to the basic subscription (no. of subscription rights) (per share)

EXAMPLE: If you own 1,000 shares of common stock, your basic subscription right permits the purchase of 3,000 shares.

☐ In addition, I apply for additional shares pursuant to the x $ = $
Oversubscription Opportunity (no. of additional shares) (per share)

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐ I apply for x $ = $
(no. of new shares) (per share)

Amount of check or money order enclosed $

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE: Please disregard this mailing.

SECTION 2: SUBSCRIPTION AUTHORIZATION:

I/We hereby irrevocably subscribe for the number of shares of common stock that I/we have indicated above on this Subscription Rights Certificate in accordance with the terms and conditions specified in this Prospectus.

I/We hereby acknowledge receipt of the Prospectus and understand that after delivery to the Dealer Manager.

I/we may not modify or revoke this Subscription Rights Certificate.

Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on this Subscription Rights Certificate or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature of Subscriber(s)
(and address if different than that listed on this Subscription Rights Certificate)

Telephone Number (including area code)

For a more complete description of the terms and conditions of this Rights Offering, please refer to the Prospectus, which you should read carefully in its entirety. The Prospectus is incorporated herein by this reference.

Any questions regarding this Subscription Rights Certificate and Rights Offering may be directed to the Information Agent, Regan & Associates, Inc., toll free at 1-800-737-3426.

ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PROOF OF: MARCH 5, 2010 BANK OF FLORIDA TSB 01226 BK
SALES: DENISE LITTLE 931-490-1706	OPERATOR: JB
Rev 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:         OK AS IS          OK WITH CHANGES          MAKE CHANGES AND SEND ANOTHER PROOF